UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AMB PROPERTY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	94-3281941

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)
Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
6.85% Series P Cumulative Redeemable Preferred Stock, $.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration file number to which this form relates: File No. 333-68283
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.18
EXHIBIT 4.5

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the 6.85% Series P Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Preferred Stock”), of AMB Property Corporation, a Maryland corporation (the “Registrant”), is incorporated in this form by reference to the information set forth under the caption “Description of Series P Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, on August 21, 2006 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-68283), which was declared effective by the Securities and Exchange Commission on December 17, 1998. The Preferred Stock is expected to be listed on the New York Stock Exchange.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Description

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-11 (No. 333-35915)).

3.2
Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

3.3
Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 14, 1999).

3.4
Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 14, 2000).

3.5
Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2001).

3.6
Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on October 3, 2001).

3.7
Articles Supplementary Redesignating and Reclassifying all 2,200,000 Shares of the 8.75% Series C Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on December 7, 2001).

Exhibit
Number	Description

3.8
Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 23, 2002).

3.9
Articles Supplementary Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

3.10
Articles Supplementary Redesignating and Reclassifying all 20,000 Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

3.11
Articles Supplementary establishing and fixing the rights and preferences of the 6 1/2% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 of Registrant’s Form 8-A filed on June 20, 2003).

3.12
Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 of Registrant’s Current Report on Form 8-K filed on November 26, 2003).

3.13
Articles Supplementary redesignating and reclassifying all 1,300,000 shares of 8 5/8% Series B Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.18 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

3.14
Articles Supplementary establishing and fixing the rights and preferences of the 7.00% Series O Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.19 of Registrant’s Form 8-A filed on December 12, 2005).

3.15
Articles Supplementary redesignating and reclassifying all 4,600,000 shares of 8 1/2% Series A Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2006).

3.16
Articles Supplementary redesignating and reclassifying all 840,000 shares of 8.125% Series H Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated herein by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on March 24, 2006).

3.17	Fourth Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on 8-K filed on August 17, 2004).

3.18	Articles Supplementary establishing and fixing the rights and preferences of the 6.85% Series P Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for Common Stock of Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-11 (No. 333-35915)).

4.2	Form of Certificate for 6 1/2% Series L Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 of Registrant’s Form 8-A filed on June 20, 2003).

Exhibit
Number	Description

4.3	Form of Certificate for 6 3/4% Series M Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 of Registrant’s Form 8-A filed on November 12, 2003).

4.4	Form of Certificate for 7.00% Series O Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.4 of Registrant’s Form 8-A filed on December 12, 2005).

4.5	Form of Certificate for 6.85% Series P Cumulative Redeemable Preferred Stock of Registrant.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 24, 2006	AMB PROPERTY CORPORATION

	By:	/s/ Tamra D. Browne

Tamra D. Browne
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-11 (No. 333-35915)).

3.2
Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

3.3
Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 14, 1999).

3.4
Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 14, 2000).

3.5
Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2001).

3.6
Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on October 3, 2001).

3.7
Articles Supplementary Redesignating and Reclassifying all 2,200,000 Shares of the 8.75% Series C Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on December 7, 2001).

3.8
Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 23, 2002).

3.9
Articles Supplementary Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

3.10
Articles Supplementary Redesignating and Reclassifying all 20,000 Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

3.11
Articles Supplementary establishing and fixing the rights and preferences of the 6 1/2% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 of Registrant’s Form 8-A filed on June 20, 2003).

Exhibit
Number	Description

3.12
Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 of Registrant’s Current Report on Form 8-K filed on November 26, 2003).

3.13
Articles Supplementary redesignating and reclassifying all 1,300,000 shares of 8 5/8% Series B Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.18 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004).

3.14
Articles Supplementary establishing and fixing the rights and preferences of the 7.00% Series O Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.19 of Registrant’s Form 8-A filed on December 12, 2005).

3.15
Articles Supplementary redesignating and reclassifying all 4,600,000 shares of 8 1/2% Series A Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2006).

3.16
Articles Supplementary redesignating and reclassifying all 840,000 shares of 8.125% Series H Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated herein by reference to Exhibit 3.1 of AMB Property Corporation’s Current Report on Form 8-K filed on March 24, 2006).

3.17	Fourth Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on 8-K filed on August 17, 2004).

3.18	Articles Supplementary establishing and fixing the rights and preferences of the 6.85% Series P Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for Common Stock of Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-11 (No. 333-35915)).

4.2	Form of Certificate for 6 1/2% Series L Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 of Registrant’s Form 8-A filed on June 20, 2003).

4.3	Form of Certificate for 6 3/4% Series M Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 of Registrant’s Form 8-A filed on November 12, 2003).

4.4	Form of Certificate for 7.00% Series O Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.4 of Registrant’s Form 8-A filed on December 12, 2005).

4.5	Form of Certificate for 6.85% Series P Cumulative Redeemable Preferred Stock of Registrant.